Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE (AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS

3% CONVERTIBLE SENIOR SECURED PROMISSORY NOTE

$	, 2009

For value received MiMedX  Group, Inc., a Florida corporation (the “Company”), promises to pay to __________________ (“Holder”) the principal sum of ____________________ ($________), together with simple interest on the outstanding principal amount at the rate of three percent (3.0%) per annum. The principal and all accrued interest shall be due and payable in full on April __, 2012 (the “Maturity Date”). This Note is secured by a security interest in certain Collateral (the “Collateral”),  as defined in, and subject to the terms of, that certain Security and Intercreditor Agreement of even date herewith (the “Security Agreement”).  Interest shall begin to accrue on the date hereof and shall continue to accrue on the outstanding principal amount hereof until converted into common stock of the Company (the “Common Stock”) as provided herein, or until the payment in full of this Note whichever occurs first.  Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.  All cash payments of interest hereunder shall be in lawful money of the United States of America.  Upon payment in full of the amount of all principal and interest payable hereunder (whether in cash or Common Stock upon a Conversion Event, as defined below),  this Note shall be surrendered to the Company for cancellation.

1.            This Note is issued pursuant to that certain 3% Convertible Senior Secured Promissory Note Subscription Agreement dated as of April __, 2009, (the “Note Subscription  Agreement”), and is subject to its terms and conditions. However, in the event of any conflict between the terms of this Note and the Note Subscription Agreement, the terms of this Note shall govern.  This Note is pari passu as to payment  and lien priority rights, ratably with all Other Purchasers of 3% Convertible Senior Secured Promissory Notes, as provided in the Security Agreement. This Note is junior as to payment and lien priority rights with respect to up to $5.0 million in senior funded debt, as provided in the Security Agreement.

2.            This Note is convertible into common stock of the Company at any time upon the election of the Holder into that number of shares of Common Stock equal to the quotient of (a) the outstanding principal amount and accrued interest of this Note as of date of such election, divided by (b) $0.50 (the “Conversion Price”).  Such voluntary election to convert by Holder is herein called a “Voluntary Conversion”.   A Voluntary Conversion and a conversion under any of the circumstances described in Sections 3 and 4  below are all herein called “Conversion Events” or singly a “Conversion Event”.

3.            Notwithstanding the other terms and conditions of this Note, in the event of a “Change in Control Transaction” (as hereinafter defined) which occurs prior to any other Conversion Event, then, effective immediately prior to such Change in Control Transaction, the outstanding principal balance of this Note shall automatically, and without further action by the Holder, convert into that number of shares of Common Stock equal to the quotient of (a) the outstanding principal amount and interest due under this Note as of the closing of such Change in Control Transaction, divided by (b) the Conversion Price. As used herein, the term “Change in Control Transaction” means any of the following transactions which results in aggregate transaction consideration payable to the common shareholders of the Company of not less than $0.50 per share: (A) a share exchange, consolidation or merger of the Company with or into any other entity or any other corporate reorganization whether or not the Company is the surviving entity (unless the stockholders of the Company immediately prior to such share exchange, consolidation, merger or reorganization hold in excess of fifty percent (50%) of the general voting power of the Company or the surviving entity, as the case may be, immediately after the closing of such transaction); (B) a transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s general voting power is transferred to a third party (or group of affiliated third parties) that were not previously stockholders of the Company (other than in connection with an original issuance of shares of capital stock by the Company); or (C) a sale of all or substantially all of the assets of the Company (unless the stockholders of the Company immediately prior to such sale hold in excess of fifty percent (50%) of the general voting power of the purchasing party or parties).  The determination of “general voting power” shall be based on the aggregate number of votes that are attributable to outstanding securities entitled to vote in the election of directors, general partners, managers or persons performing analogous functions to directors of the entity in question, without regard to contractual arrangements that establish a management structure or that vest the right to designate directors in certain parties.  In the event of a conversion upon a Change in Control Transaction, the Holder shall be entitled to participate in such Change in Control Transaction to the same extent as the other holders of Common Stock.  In addition, in the event of a conversion upon a Change in Control Transaction, the Holder (w) shall be required to participate in such Change in Control Transaction to the extent such participation is necessary to consummate the Change in Control Transaction or is otherwise necessary or appropriate in connection therewith (as determined by the Company in its sole discretion), (x) shall give its consent and approval to such Change in Control Transaction, (y) shall, at the request of the Company, execute any documents, instruments or certificates and take any actions determined by the Company, in its sole discretion, to be necessary or appropriate in connection with such Change in Control Transaction, and (z) hereby waives any rights of dissent or appraisal in connection with such Change in Control Transaction.

4.            Notwithstanding the other terms and conditions of this Note, in the event that, prior to the occurrence of another Conversion Event, the trading price of the Common Stock closes at not less than $1.50 per share for not less than twenty  (20) consecutive trading days prior to the Maturity Date, then, effective immediately upon the close of trading on such twentieth (20th) consecutive trading day, the outstanding principal balance of this Note shall, at the election of the Company, and without further action by the Holder, convert into the number of shares of Common Stock equal to the quotient of (a) the outstanding principal amount and interest due under this Note on such twentieth (20th) day, divided by (b) the Conversion Price.

5.            Upon the occurrence of a Conversion Event, the applicable amount of outstanding principal and accrued interest under this Note shall be converted into Common Stock of the Company at the Conversion Price, without any further action by the Holder and whether or not the Note is surrendered to the Company or its transfer agent.  The Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless and until such Note is either delivered to the Company or its transfer agent, or Holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note.  The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to the Holder, a certificate or certificates for the securities to which Holder shall be entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares, as determined by the board of directors of the Company.  Such conversion shall be deemed to have been made concurrently with the close of the Conversion Event.  The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

6.            In the event of any default hereunder, Company shall pay all reasonable attorneys’ fees and court costs actually incurred by Holder in enforcing and collecting this Note.

7.            Company may NOT prepay the principal amount of this Note and accrued interest hereunder, in whole or part, at any time prior to the Maturity Date.

8.            If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Majority in Interest (defined as the holders of a majority of the dollar value of the Notes issued pursuant to the Holder and the Other Purchasers under the Note Subscription  Agreement) and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Sections 8(b) or 8(c)), this Note shall accelerate and all principal and unpaid accrued interest shall become immediately due and payable. Additionally, upon the occurrence of an Event of Default, the Holder, at the option and upon the decision of a Majority in Interest, may exercise its rights as a secured party, or take or decline to take, any other action, with respect to the Collateral. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)           Company fails to pay timely any  principal and accrued interest or other amounts due under this Note on the date the same becomes due and payable, and such amount remains unpaid for a period of ten (10) business days after written notice thereof from Holder;

(b)           Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c)           An involuntary petition is filed against Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Company; or

(d)           The senior lender has declared a default under any Permitted Senior Indebtedness (as defined in the Security Agreement).

9.            This Note shall be governed by construed and under the laws of the State of Florida, without giving effect to conflicts of laws principles.

10.           Any term of this Note may be amended or waived with the written consent of Company and the holders of a Majority in Interest, provided that this Note may not be amended if it disproportionately affects the Holder hereof, without the consent of Holder of this Note.  Upon the effectuation of such waiver or amendment in conformance with this Section 10, the Company shall promptly give written notice thereof to the record Holders of the Notes who have not previously consented thereto in writing.

11.           Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Company.

12.           This Note may be transferred only upon (a) its surrender by Holder to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company and (b) compliance with applicable provisions of the Note Subscription Agreement, including (without limitation) the Company’s receipt, if it so requests, of an opinion of counsel as set forth in the Note Subscription Agreement.  Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.  Interest and principal shall be paid solely to the registered holder of this Note.  Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

COUNTERPART SIGNATURE PAGE FOLLOWS

3% CONVERTIBLE SENIOR SECURED PROMISSORY NOTE
COUNTERPART SIGNATURE PAGE

This Note is hereby issued to Holder as of the date first above written.

MiMedX Group, Inc.

By:
Name:
Title:

Acknowledged and Agreed to by Holder:

Signature for Corporate, Partnership, or other Entity Holder:	Signature for Individual Holder:

(Print Name of Entity)	(Signature)

By:	Print Name:
Print Name:
Print Title: